UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	90-0729143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1251 Avenue of the Americas, 50th Floor
New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which is to be registered

5.75% Senior Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  File No. 333-240086 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED

IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the 5.75% Senior Notes due 2026 (the “Notes”) of Ready Capital Corporation (the “Company”) is set forth under the heading “Description of Debt Securities” in the Prospectus dated August 4, 2020, included in the Company’s Registration Statement on Form S-3 (Registration No. 333-240086), which was declared effective on August 4, 2020, as supplemented by the description set forth under the heading “Description of the Notes” in the Company’s Prospectus Supplement, dated February 8, 2021, filed with the Securities and Exchange Commission on February 9, 2021 under Rule 424(b)(3) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Exhibit
4.1	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation (now known as Ready Capital Corporation) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on August 9, 2017).
4.2	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on March 13, 2019).
4.3	Fifth Supplemental Indenture, dated as of February 10, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 10, 2021).
4.4	Form of the Notes (included in Exhibit 4.3)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2021	READY CAPITAL CORPORATION

	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer